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Exhibit 99(d)(2)

SHARE EXCHANGE AGREEMENT

        THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of November 6, 2002, by and between Dynamic Power Corporation, a California corporation (the "Company"), and the holders of Clary Corporation common stock signatory hereto (the "Investor").

RECITALS

        A.    As of the date of this Agreement, Investor is the beneficial owner of the number of shares of Clary Corporation ("Clary Corporation"), a California corporation, set forth on the signature page of this Agreement (the "Initial Clary Shares").

        B.    Investor desires to sell to Company all of the Initial Clary Shares and any shares of Clary Corporation that, after the date of this Agreement and prior to the Effective Date (as defined below), Investor purchases or with respect to which Investor otherwise acquires beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) (the "Additional Clary Shares") and Company desires to purchase all of Investor's Initial Clary Shares and Additional Clary Shares (collectively, the "Subject Clary Shares").

        C.    As full payment of the purchase price of the Subject Clary Shares which are common shares of Clary Corporation, Company desires to issue and Investor desires to accept a number of common shares of Company, $0.01 par value (the "Company Shares") equal to the number of the Subject Clary Shares that are common shares (the "Common Share Exchange"). As full payment of the purchase price of the Subject Clary Shares which are Series A preferred shares of Clary Corporation (the "Series A Shares"), the Company desires to issue and the Investor desires to accept 1.15 Common Shares for each Series A Share (the "Series A Exchange"). As full payment of the purchase price of the Subject Clary Shares which are Series B preferred shares of Clary Corporation (the "Series B Shares"), the Company desires to issue and the Investor desires to accept a number of Series B preferred shares, $5.00 par value, of Company (the "Company Preferred Shares") equal to the number of the Subject Clary Shares that are Series B Shares (the "Series B Exchange," together with the Series A Exchange and the Common Share Exchange, shall be collectively referred to herein as the "Share Exchange").

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and the mutual covenants and promises set forth herein, each of the parties to this Agreement agrees as follows:

ARTICLE 1

SALE AND DELIVERY OF SUBJECT CLARY SHARES

        1.1    Sale and Delivery.    Subject to and upon the terms and conditions of this Agreement, on the Effective Date (hereinafter defined), Investor agrees to sell, transfer, assign and deliver the Subject Clary Shares to Company. Investor agrees to deliver the certificates evidencing the Subject Clary Shares to Company on the Effective Date at the offices of O'Melveny & Myers LLP, 400 S. Hope Street, Los Angeles, California or at such other time and place as Company and Investor mutually agree upon. The certificates will be properly endorsed for transfer to or accompanied by a duly executed stock power in favor of Company and otherwise in a form acceptable for transfer on the books of Clary Corporation.

        1.2    Agreement to Retain Shares.    Unless the transferee agrees to be bound by the terms of this Agreement, Investor agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Subject Clary Shares, or to make any offer or agreement relating thereto, at any time prior to the Effective Date.

        1.3    Irrevocable Proxy And Release; Agreement To Vote Shares.    (a) Investor hereby irrevocably appoints Company, during the term of this Agreement, as proxy for Investor as a Clary Corporation shareholder to vote (or refrain from voting) in any manner as Company, in its sole discretion, may see fit, all of the Subject Clary Shares held by Investor for Investor and in Investor's name, place and stead, at any annual, special or other meeting or action of the shareholders of Clary Corporation or at any adjournment thereof or pursuant to any consent of shareholders of Clary Corporation in lieu of a meeting or otherwise, with respect to any issue brought before the shareholders of Clary Corporation. The parties acknowledge and agree that, except as specifically provided for herein, neither Company, nor Company's successors, assigns, officers, directors, shareholders and affiliates shall owe any duty to, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorney's fees) and compensation of any kind or nature whatsoever to Investor in connection with, as a result of otherwise relating to any vote (or refraining from voting) by Company of the Subject Clary Shares subject to the irrevocable proxy herby granted to Company at any annual, special or other meeting or action or the execution of any consent of the shareholders of Clary Corporation. If the issue on which Company is voting pursuant to the irrevocable proxy is the proposal to approve a merger between Clary Corporation and Company (the "Merger") and the related merger agreement, Company shall vote for such proposal or give its consent, as applicable.

        (b)  Notwithstanding the foregoing grant to Company of the irrevocable proxy, in the event Company elects not to exercise its rights to vote the Subject Clary Shares pursuant to the irrevocable proxy, upon the request of Company, Investor agrees to vote all of its Subject Clary Shares during the term of this Agreement (i) if the issue on which Investor is requested to vote is a proposal to approve the Merger and the related merger agreement, Investor agrees to vote in favor of or give its consent to, as applicable, the Merger and the related merger agreement or (ii) otherwise in the manner directed by Company at any annual, special or other meeting or action of shareholders of Clary Corporation in lieu of a meeting or otherwise with respect to any issue bought before the shareholders of Clary Corporation.

        (c)  If Company (i) exercises its right to vote the Subject Clary Shares pursuant to the irrevocable proxy as provided in paragraph (a) other than with respect to the approval of the Merger, or (ii) instructs Investor how to vote pursuant to paragraph (b), other than with respect to the approval of the Merger, and Investor votes its Subject Clary Shares in accordance with such instruction, Company agrees to indemnify and hold harmless Investor from any and all claims, liabilities, losses, demands, causes of action, expenses (including reasonable attorney's fees) that arise from or occur by reason of such actions.

ARTICLE 2

SUBSCRIPTION FOR COMPANY STOCK

        Investor hereby subscribes for the Company Shares or the Company Preferred Shares, as set forth in the recitals. Subject to and upon the terms and conditions of this Agreement, on the Effective Date, Company hereby agrees to issue to Investor the Company Shares or the Company Preferred Shares, as applicable, in consideration of the receipt of the Subject Clary Shares as described in Article 1.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS OF INVESTOR

        Investor represents, warrants and covenants:

        3.1    Organization and Related Matters.    In the case of Addmaster Corporation, Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Investor has all necessary corporate power and authority to own it properties and assets and to carry on its business as now conducted. Investor has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including, without limitation, the sale and delivery of the Subject Clary Shares. The execution, delivery and performance of this Agreement by Investor will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of Investor or any material contract of Investor.

        3.2    Title to Shares.    Investor is the owner of record of the Subject Clary Shares. All of the Subject Clary Shares are, and on the Effective Date will be, free and clear of all liens, encumbrances, security or retention agreements, equities, options, claims, charges and restrictions. Investor has full right and power to transfer the Subject Clary Shares to Company and grant Company an irrevocable proxy to vote such Subject Clary Shares, and no consent by any other person or governmental authority is required in connection with such transfer or grant. Upon such transfer, Company will acquire good and marketable title to and complete ownership of the Subject Clary Shares.

        3.3    No Proxies.    Investor has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Subject Clary Shares.

        3.4    Investment Representations.    (a) Investor represents and warrants that the Company Shares or the Company Preferred Shares, as applicable, are being acquired for its own account, for investment and not with a view to the distribution or resale thereof. Investor understands that the Company Shares or the Company Preferred Shares, as applicable, have not been registered under the Securities Act of 1933, as amended, or any state securities or blue sky laws, including the California Corporate Securities Act of 1968. Transfer of the Company Shares or the Company Preferred Shares by Investor may be made only pursuant to an exemption under said Acts or the rules and regulations thereunder.

        (b)  Investor acknowledges that Company has made no representations or warranties concerning Company's business affairs or its financial condition. Investor is familiar with the business affairs of Company and Investor has had the opportunity to ask questions of the officers, management employees and representatives of Company and to acquire additional information about the business, assets and financial condition of Company. Investor is satisfied that all information which Investor has requested has been provided by Company and is satisfactory to Investor.

        (c)  The Investor is able to bear the economic risk of holding the Company Shares or Company Preferred Shares, as applicable, for an indefinite period, including the loss of Investor's entire investment. Neither the Company Shares nor the Company Preferred Shares were offered or sold to the Investor by any form of general solicitation or advertising.

        (d)  Investor understands that nothing in this Agreement or any other materials presented to Investor in connection with the purchase and sale of the Company Shares of the Company Preferred Shares constitutes legal, tax or investment advice and that no independent legal counsel retained by Company has reviewed these documents and materials on Investor's behalf. Investors has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Company Shares or the Company Preferred Shares.

        (e)  Investor understands that (i) neither the Company Shares nor the Preferred Shares shall be transferable in the absence of registration under the Securities Act of 1933 and applicable blue sky laws or an exemption therefrom and (ii) Company shall provide stop transfer instructions to its transfer agent with respect to the Company Shares and the Company Preferred Shares in accordance with Article 5.

        3.5    Relationship with Company.    Investor acknowledges that: (i) Investor has a preexisting business or personal relationship with Company and its officers, directors, and controlling persons; and (ii) in the case of Addmaster Corporation, Investor's officers, directors, and controlling persons have a preexisting personal relationship with Company and its officers, directors, and controlling persons.

        3.6    Residence.    The office or offices or personal residence, as the case may be, of Investor in which its investment decision was made is located at the address or addresses of Investor set forth on the signature page.

        3.7    No Brokers or Finders.    No agent, broker, finder or investment or commercial banker, or other person or firms engaged by or acting on behalf of Investor in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY

        Company represents, warrants and covenants to Investor:

        4.1    Organization and Related Matters.    Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Company has all necessary corporate power and authority to own it properties and assets and to carry on its business as now conducted. Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including, without limitation, the issuance and delivery of the Company Shares and Company Preferred Shares.

        4.2    Share Issuance.    The Company Shares and Company Preferred Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable and will be free of liens, charges, encumbrances and restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws.

        4.3    No Publication.    Company's offer and sale of the Company Shares and Company Preferred Shares have not and will not be accomplished by the publication of any form of general solicitation or advertising.

        4.4    No Brokers or Finders.    No agent, broker, finder or investment or commercial banker, or other person or firms engaged by or acting on behalf of Investor in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions.

        4.5    Filing with California Commissioner.    Within (15) days of the issuance of the Company Shares and Company Preferred Shares, Company agrees to file notice of the issuance of the Company Shares and Company Preferred Shares with the California Commissioner of Corporations and pay the required fee as required by California Corporations Code § 25102(f)(4).

ARTICLE 5

RESTRICTIONS ON TRANSFER

        As evidence of the restrictions on transfer, the following legend (or a substantially similar legend) will be placed on the certificate or certificates evidencing the Company Shares and the Company Preferred Shares:

    "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUBSEQUENTLY REGISTERED THEREUNDER OR AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.

        Company may give appropriate stop-transfer instructions to any transfer agent for the Company Shares or Company Preferred Shares.

ARTICLE 6

CONDITIONS TO EFFECTIVENESS

        Each party's obligation under this Agreement to complete the Share Exchange described in this Agreement shall be subject to all of the conditions precedent set forth in this Section (the date each such condition is satisfied, the "Effective Date").

        6.1    Accuracy of Representations.    All representations and warranties of Company and Investor in this Agreement shall be true and correct.

        6.2    Consents.    Company and the Investors shall have obtained any and all consents, permits and waivers necessary or appropriate for the consummation of the Share Exchange and any other transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Effective Date).

        6.3    Performance.    Each party shall deliver the certificates representing the Subject Clary Shares, the Company Shares and the Company Preferred Shares to be issued or transferred as specified in Sections 1 and 2.

        6.4    Completion of the Company Tender Offer.    Company has completed or will concurrently complete a tender offer for all issued and outstanding shares of common stock of Clary Corporation resulting in the acquisition of at least 90% of the issued and outstanding shares of common stock of Clary Corporation.

ARTICLE 7

MISCELLANEOUS

        7.1    Governing Law.    This Agreement shall be construed in accordance with and governed by the laws of the State of California without regard to conflicts of law principles.

        7.2    Severability.    In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        7.3    Specific Performance.    Company and Investor each acknowledge that, in view of the uniqueness of the transactions contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

        7.4    Survival of Representations, Warranties and Agreements.    Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by Company and Investor herein shall survive the execution of this Agreement and the Share Exchange and the representations and warranties contained in Section 3.2 (Title to Shares) shall remain in full force and effect indefinitely.

        7.5    Amendments; Waivers.    This Agreement may be amended only by agreement signed by the parties hereto. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

        7.6    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

        7.7    Headings.    All headings in this Agreement are for convenience only and shall not affect the meanings of any provision hereof.

        7.8    Expenses.    Investor and Company agree that each of them shall bear its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

        7.9    Entire Agreement.    This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the Share Exchange and contains all of the covenants and agreements, representations and warranties made by them with respect thereto

        7.10    Confidentiality.    Investor acknowledges and agrees that any information or data it has acquired from Company, not otherwise properly in the public domain, was received in confidence. Except to the extent authorized by Company and required by any federal or state law, rule or regulation or any decision or order of any court or regulatory authority, Investor agrees to refrain from disclosing any such information to any person other than to any agent, attorneys, accountants, employees, officers and directors of Investor who need to know such information in connection with the Investor's purchase of the Company Shares and/or Company Preferred Shares, and who agree to be bound by the confidentiality provisions of this Agreement. In the event that Investor or its agents are required by federal or state or other law, rule or regulation or any decision or order of any court or regulatory authority to release such information, it shall give Company sufficient prior notice so that Company may seek a stay or other release or waiver from disclosing such information. Investor agrees not to use to the detriment of Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of Company.

END OF DOCUMENT—SIGNATURES ON NEXT PAGE

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANY
	By:	Dynamic Power Corporation
	Name:	/s/ John G. Clary
	Title:	President
INVESTOR
Number of Initial Clary Shares:	J&B Clary Community Trust
166,893 Common Shares	By:	/s/ John G. Clary
	Name:	John G. Clary, as Trustee
	Address:	c/o Addmaster Corporation 225 East Huntington Drive Monrovia, CA 91016

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANY
	By:	Dynamic Power Corporation
	Name:	/s/ John G. Clary
	Title:	President
INVESTOR
Number of Initial Clary Shares:	John G. Clary Living Trust
113,071 Common Shares	By:	/s/ John G. Clary
5,761 Series A Preferred Shares	Name:	John G. Clary, as Trustee
	Address:	c/o Addmaster Corporation 225 East Huntington Drive Monrovia, CA 91016

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANY
	By:	Dynamic Power Corporation
	Name:	/s/ John G. Clary
	Title:	President
INVESTOR
Number of Initial Clary Shares:
148,638 Common Shares	By:	/s/ John P. Clary
	Name:	John P. Clary
	Address:	c/o Addmaster Corporation 225 East Huntington Drive Monrovia, CA 91016

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANY
	By:	Dynamic Power Corporation
	Name:	/s/ John G. Clary
	Title:	President
INVESTOR
Number of Initial Clary Shares:
89,902 Common Shares	By:	/s/ Hugh L. Clary
	Name:	Hugh L. Clary
	Address:	c/o Addmaster Corporation 225 East Huntington Drive Monrovia, CA 91016

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANY
	By:	Dynamic Power Corporation
	Name:	/s/ John G. Clary
	Title:	President
INVESTOR
Number of Initial Clary Shares:
48,000 Common Shares	By:	/s/ Barbara P. Clary
	Name:	Barbara P. Clary
	Address:	c/o Addmaster Corporation 225 East Huntington Drive Monrovia, CA 91016

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANY
	By:	Dynamic Power Corporation
	Name:	/s/ John G. Clary
	Title:	President
INVESTOR
Number of Initial Clary Shares:
576,648 Common Shares	By:	Addmaster Corporation
55,000 Series B Preferred Shares	Name:	/s/ John P. Clary
	Title:	Vice President
	Address:	225 East Huntington Drive Monrovia, CA 91016

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  Exhibit 99(d)(2)